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                                 Exhibit 21.1



                     PACIFIC CENTURY FINANCIAL CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT

     The required information with respect to subsidiaries of Pacific Century Financial Corporation at December 31, 2000 is provided below. All domestic subsidiaries are wholly owned except for those entities for which directors own qualifying shares. Each entity is consolidated with its immediate parent company except as noted.

PACIFIC CENTURY FINANCIAL CORPORATION (Parent)
Bank Holding Company

Subsidiaries:

     FIRST SAVINGS & LOAN ASSOCIATION OF AMERICA, F.S.A. (Guam)
          Federally Chartered

     PACIFIC CENTURY BANK, N.A.
          California

     PACIFIC CENTURY SMALL BUSINESS INVESTMENT COMPANY, INC.
          Hawaii

     BANCORP HAWAII CAPITAL TRUST I
          Delaware

     BANK OF HAWAII

     Subsidiaries:

          Bank of Hawaii International Corp., New York - (Edge Act Office)
               New York

          Bank of Hawaii International, Inc. - (Foreign Holding Company)
               Hawaii
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          Subsidiaries/Affiliates:

               Bank of Hawaii-Nouvelle Caledonie (95.8%)
                    New Caledonia

               Bank of Hawaii (PNG) Ltd. (100%)
                    Papua New Guinea

               Banque de Tahiti (95.4%)
                    French Polynesia

               Banque d'Hawaii (Vanuatu), Ltd. (100%)
                    Vanuatu

               National Bank of Solomon Islands (51%)*
                    Solomon Islands

          Pacific Century Investment Services, Inc.
               Hawaii

          Pacific Century Insurance Services, Inc.
               Hawaii

          Bankoh Corporation (fka Hawaiian Hong Kong Holdings, Ltd.)
               Hawaii

          Pacific Century Advisory Services, Inc. - (Advisory Services)
               Hawaii

          Pacific Century Leasing, Inc. (Parent) - (Leasing)
               Hawaii

          Subsidiaries:

               BNE Airfleets Corporation
                    Barbados

               Pacific Century Leasing International, Inc.
                    Delaware

               S.I.L., Inc.
                    Delaware

               Coach Finance Company, LLC
                    Delaware

          Pacific Century Life Insurance Corporation
               Arizona
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          Triad Insurance Agency, Inc.
               Hawaii

          Bank of Hawaii Insurance Services, Inc.
               Hawaii



* Accounted for under the equity method